                                                                    EXHIBIT 4.14


                             ACTIVANT SOLUTIONS INC.

                                  $145,000,000
                       Floating Rate Senior Notes due 2010


                               PURCHASE AGREEMENT


                                                                 October 6, 2005

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
c/o  Deutsche Bank Securities Inc.
     60 Wall Street
     New York, New York  10005

Ladies and Gentlemen:

                  Activant Solutions Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell (the "Offering") $145,000,000 aggregate principal amount of the Company's Floating Rate Senior Notes due 2010 (the "Notes"). The Notes will be issued pursuant to an indenture dated March 30, 2005, including any subsequently executed supplemental indenture (the "Indenture"), between the Company, the guarantors named therein and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The Notes will initially be guaranteed on an unsecured senior basis (the "Guarantees," and together with the Notes, the "Securities") by each of the Company's direct and indirect subsidiaries (the "Subsidiaries") identified on
Schedule II hereto (collectively, the "Guarantors," and together with the Company, the "Issuers". The Issuers hereby confirm their agreement with Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (each an "Initial Purchaser", and together the "Initial Purchasers") concerning the purchase of the Securities from the Issuers by the Initial Purchasers.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions therefrom. The Company has prepared a preliminary offering memorandum dated September 26, 2005 (the "Preliminary Offering Memorandum") and will prepare a final offering memorandum dated the date hereof (the "Final Offering Memorandum") setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Final Offering Memorandum shall be deemed to include all amendments and supplements thereto and



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                                      -2-



any documents incorporated by reference therein, unless otherwise noted. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior notes of the Company (the "Exchange Notes") and guarantees of the Guarantors (together with the Exchange Notes, the "Exchange Securities") which are identical in all material respects to the Notes and the Guarantees, respectively (except that the Exchange Securities will not contain terms with respect to transfer restrictions), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Prior to the Offering,

                  (i) the Company acquired (the "Acquisition") all of the outstanding capital stock of Prophet 21, Inc. ("P-21") pursuant to that certain Agreement and Plan of Merger Agreement dated August 15, 2005 (the "Acquisition Agreement"), between P-21, the Company, P21 Merger Corporation and, for certain limited purposes, Thoma Cressey Equity Partners, Inc.;

                  (ii) the Company entered into that certain Senior Bridge Loan Agreement dated as of September 13, 2005, among Activant Solutions Holdings, Inc., a Delaware corporation, as parent guarantor ("Holdings"), the Company, Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A., as initial lenders, the other lenders, the Initial Purchasers as joint lead arrangers and joint book runners, and Deutsche Bank AG Cayman Islands Branch, as administrative agent (the "Activant Bridge Loan");

                  (iii) Holdings entered into that certain Senior Bridge Loan Agreement dated as of September 13, 2005, among Holdings, Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A., as initial lenders, the other lenders, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book runners, and Deutsche Bank AG Cayman Islands Branch, as administrative agent (the "Holdings Bridge Loan"); and



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                                      -3-



                  (iv) the Company entered into that certain Fourth Amended and Restated Credit Agreement (the "Credit Agreement Amendment"), dated as of September 13, 2005, among the Company as the Borrower, Holdings, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint bookrunners (the "Credit Facility").

                  The proceeds of the Offering will be used to repay the Activant Bridge Loan which was used to fund a portion of the purchase price necessary to purchase all of the outstanding capital stock of P-21 and pay transaction fees and expenses related to the Offering.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Final Offering Memorandum.

                  1. Representations, Warranties and Agreements of the Issuers. The Issuers represent and warrant, jointly and severally, to, and agree with, the Initial Purchasers on the date hereof and the Closing Date (with respect to those made at the Closing Date, after giving effect to the transactions contemplated by this Agreement) that:

                  (a) The Preliminary Offering Memorandum, as of its date did not, and the Final Offering Memorandum, as of its date and as of the Closing Date (as defined in Section 3), did not (or will not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers specifically for use therein (the "Initial Purchasers' Information"). The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the statements relating to the Initial Purchasers in the third paragraph, fifth and sixth sentences of the tenth paragraph, and the twelfth paragraph under the heading "Plan of distribution" in the Final Offering Memorandum.

                  (b) The Preliminary Offering Memorandum as of its date contained, and the Final Offering Memorandum, as of its date and as of the Closing Date, contained and will contain all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set


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                                      -4-



         forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) The Issuers and each of their respective subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Issuers and their respective subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, and is owned by Holdings. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (other than liens and security interests created pursuant to the Credit Facility, the related guarantees and security documents or any document or agreements contemplated thereby, or applicable law).

                  (f) The Issuers have all requisite corporate power and authority to execute and deliver, to the extent each is a party thereto, this Agreement, the Registration Rights Agreement, the Securities and the Exchange Securities (collectively, the "Transaction Documents") and to perform their obligations hereunder and thereunder.

                  (g) This Agreement has been duly authorized, executed and delivered by the Issuers.

                  (h) The Registration Rights Agreement has been duly authorized by the Issuers, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) (the "Enforceability Exceptions") and (ii) to the extent that the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

                  (i) The Indenture was duly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions.

                  (j) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions.

                  (k) The Guarantees have been duly authorized by each of the Guarantors and when duly executed and delivered as provided in the Indenture and when the Notes are paid for and delivered as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each Guarantor entitled to the benefits of the Indenture and enforceable against each such Guarantor in accordance with their terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions.

                  (l) The Exchange Securities have been duly authorized by the Issuers to the extent each will be an obligor thereunder, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions.

                  (m) The execution, delivery and performance by the Issuers and their respective subsidiaries of each of the Transaction Documents, to the extent each is a party thereto, the issuance, authentication, sale and delivery of the Securities by the Issuers and compliance by such Issuers with the terms thereof and the consummation by the Issuers and their respective subsidiaries, as applicable, of the transactions contemplated by the Transaction Documents (the "Transactions") do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as permitted by the Transaction Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers or any of their respective subsidiaries are parties or by which the Issuers or any of their respective subsidiaries are bound or to which any of the property or assets of the Issuers or any of their respective subsidiaries are subject, except for any such conflict, breach, violation, default, lien, charge or encumbrance that has been waived and except for any such conflict, breach, violation, default, lien, charge or encumbrance that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or any material adverse effect on the ability of the Issuers to perform their respective obligations under the Transaction Documents; nor will such actions result in any violation of the provisions of the charter or bylaws of the Issuers or any of their respective subsidiaries or result in any violation of any statute or any order, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Issuers or any of their respective subsidiaries or any of their properties or assets except such violation of any statute or any order, rule or regulation that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications which have been obtained or made or as may be required under (i) applicable Blue Sky or securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) the Trust Indenture Act in connection with the Exchange Securities or
         (iii) the Securities Act and state Blue Sky laws or securities laws in connection with the actions contemplated by the Registration Rights Agreement, no material consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body is required for the execution, delivery and performance by the applicable Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery by the Issuers of the Securities and compliance by the Issuers with the terms thereof and the consummation by the Issuers of the other Transactions.

                  (n) Each Transaction Document, to the extent described in the Final Offering Memorandum, will conform in all material respects to the description of such Transaction Document contained in the Final Offering Memorandum.

                  (o) (i) Ernst & Young LLP are independent public accountants with respect to the Issuers and their respective subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder, (ii) the historical financial statements of the Company (including the related notes) contained in the Preliminary Offering Memorandum and the Final Offering Memorandum have been prepared in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial condition and the results of operations of the entities purported to be covered thereby for the respective periods indicated except as otherwise disclosed therein and (iii) the unaudited pro forma condensed combined financial statements (including the notes thereto) and the other pro forma financial information included in the Preliminary Offering Memorandum and the Final Offering Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for the inclusion of the additional twelve month period ended June 30, 2005; the assumptions underlying the pro forma financial information included in the Preliminary Offering Memorandum and the Final Offering Memorandum include all assumptions required to give effect to the transactions and events described in the notes thereto, are reasonable and are set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum and the pro forma adjustments give proper effect to those assumptions and reflect the proper application of those adjustments to the applicable historical financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum. The financial information contained in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings "Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Holdings and the Company," "Capitalization," "Selected Historical Consolidated Financial Data of Holdings and the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" is derived from the accounting records of the entities purported to be covered thereby and fairly present in all material respects the information purported to be shown thereby.

                  (p) To the Company's knowledge, (i) KPMG LLP (Montreal) are auditors of Speedware Corporation Inc. ("Speedware") and independent within the meaning of the Code of Ethics of the Ordre des comptables agrees du Quebec and within the meaning of the Securities Act and the applicable rules and regulations thereunder and (ii) the historical financial statements of Speedware, including the notes thereto, as contained in the Preliminary Offering Memorandum and the Final Offering Memorandum were prepared in accordance with generally accepted accounting principles in Canada applied on a basis consistent with prior periods, except as noted therein, are correct in all material respects, are complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Speedware and its subsidiaries on a consolidated basis as at the respective dates thereof and the results of operations of Speedware and its subsidiaries on a consolidated basis for the respective periods covered thereby.

                  (q) To the Company's knowledge, (i) KPMG LLP (Philadelphia) are independent public accountants with respect to P-21 and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder,
         (ii) the historical financial statements of P-21 (including the related notes) contained in the Preliminary Offering Memorandum and the Final Offering Memorandum have been prepared in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods covered thereby, except as noted therein, are correct in all material respects, are complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of P-21 and its subsidiaries on a consolidated basis as at the respective dates thereof and the results of operations of P-21 and its subsidiaries on a consolidated basis for the respective periods covered thereby.

                  (r) There are no legal or governmental proceedings pending to which the Issuers or any of their respective subsidiaries is a party or of which any property or assets of the Issuers or any of their respective subsidiaries or affiliates is the subject which, singularly or in the aggregate, if determined adversely to the Issuers or any of their respective subsidiaries or affiliates, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Issuers no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (s) No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Issuers or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Issuers threatened against or affecting the Issuers or any of their respective subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

                  (t) None of the Issuers nor any of their respective subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject which could reasonably be expected to have a Material Adverse Effect or (iii) in violation of any applicable law, ordinance, court decree, governmental rule or regulation to which it or its material property or assets may be subject which could reasonably be expected to have a Material Adverse Effect.

                  (u) The Issuers and each of their respective subsidiaries possess all licenses, orders, certificates, authorizations, approvals and permits issued by, and have made all declarations, applications, reports, instruments, information and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Final Offering Memorandum and such declarations, applications, reports, instruments, information and filings are true, correct and complete in all material respects, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither any of the Issuers nor any of their respective subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit that is generally renewable in the ordinary course or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (v) None of the Issuers or any of their respective subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), nor are any of them a closed-end investment company required to be registered, but not registered, thereunder; and none of the Issuers is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Memorandum, none of the Issuers will be, an "investment company" as defined in the Investment Company Act.

                  (w) The Issuers and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct;

                  (y) The Issuers and each of their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are in the Issuers' opinion adequate to protect the Issuers and their respective subsidiaries and their respective businesses. None of the Issuers or any of their respective subsidiaries have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (z) The Issuers and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Final Offering Memorandum; and the conduct of their respective businesses does not conflict in any material respect with, and the Issuers and their respective subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                  (aa) The Issuers and each of their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Issuers and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects other than (i) liens and encumbrances granted pursuant to the Credit Facility and (ii) liens, encumbrances and defects that do not materially interfere with the use made and proposed to be made of such property by the Issuers and their respective subsidiaries or could not reasonably be expected to have a Material Adverse Effect.

                  (bb) No labor disturbance by or dispute with the employees of the Issuers or any of their respective subsidiaries exists or, to the best knowledge of the Issuers is imminent, which could reasonably be expected to have a Material Adverse Effect.

                  (cc) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release or threatened release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Issuers or any of their respective subsidiaries (or, to the best knowledge of the Issuers, any other entity (including any predecessor) for whose acts or omissions the Issuers or any of their respective subsidiaries are or could reasonably be expected to be liable) upon any property now or previously owned or leased by the Issuers or any of their respective subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Issuers have knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such disposal, discharge, emission and other release, a Material Adverse Effect.

                  (dd) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Issuers or any of their respective subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Issuers and each of their respective subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Issuers or any of their respective subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (ee) On the Closing Date, the Company and its subsidiaries taken as a whole (after giving effect to the Transactions), will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its subsidiaries is not less than the total amount of the liabilities of the Company and its subsidiaries on their total existing debts and liabilities (including contingent liabilities); (ii) the Company and its subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities and the related transactions as contemplated by this Agreement and the Final Offering Memorandum, the Company and its subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and its subsidiaries are not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company and its subsidiaries are not otherwise insolvent under applicable federal or state laws.

                  (ff) No holder of securities of the Issuers or any of their respective subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement, to the extent each is a party thereto, other than as expressly permitted thereby or that has been waived.

                  (gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (hh) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

                  (ii) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (jj) Except as disclosed in the Final Offering Memorandum, neither the Issuers nor any of their respective subsidiaries is a party to any contract agreement or understanding with any person that would give rise to a valid claim against the Issuers or the Initial Purchasers for a brokerage commission, finders' fee or like payment in connection with the offering and sale of the Securities.

                  (kk) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (ll) Neither any of the Issuers nor any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any Person acting on its behalf): (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which sale, offer, solicitation or negotiation is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Securities.

                  (mm) When the Securities are delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Issuers or any of their respective subsidiaries that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system other than the PORTAL market.

                  (nn) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on behalf of any of them (other than the Initial Purchasers) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act ("Regulation S")) the Securities or any security of the same class or series as the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuers and their respective affiliates, and any person acting on behalf of any of them (other than the Initial Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement and the Registration Rights Agreement, to the extent each is party thereto.

                  (oo) Since June 30, 2005, except as set forth in the Final Offering Memorandum (i) both before and after giving effect to the Transactions, there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Issuers, whether or not arising in the ordinary course of business, (ii) none of the Issuers, nor any of their respective subsidiaries has incurred any liability or obligation, direct or indirect, absolute or contingent, other than in the ordinary course of business, which would, singly or in the aggregate, have a Material Adverse Effect, (iii) there has not been any change in the capital stock or long-term debt of any of the Issuers or any of their respective subsidiaries, or any dividend or distribution of any kind declared, paid or made by any of the Issuers or any of their respective subsidiaries on any class of its capital stock.

                  2. Purchase and Resale of the Securities.

         (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Notes set forth opposite its name in
Schedule 1 hereto at a purchase price equal to 97.25% of the principal amount thereof. No Issuer shall be obligated to deliver any of the Securities except upon payment for all of the Notes to be purchased from the Issuers as provided herein.

         (b) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Final Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers that (i) it is purchasing the Securities pursuant to a private sale exemption from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and
(B) outside the United States to persons other than U.S. persons in reliance on Regulation S.

         (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                  (ii) The Initial Purchasers have offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

                  (iii) Neither of the Initial Purchasers nor any of their respective affiliates nor any other person acting on their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iv) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, the Initial Purchasers will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from them during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (v) The Initial Purchasers have not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with their affiliates or with the prior written consent of the Issuers.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

         (d) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the applicable Issuers pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Final Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale), but excluding any document incorporated by reference therein. In addition to the foregoing, each Initial Purchaser, severally and not jointly, acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d), 5(e) and 5(f) counsel for the Issuers and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of each Initial Purchaser and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

         (e) The Issuers acknowledge and agree that each Initial Purchaser may sell Securities to any affiliate of such Initial Purchaser and that any such affiliate may sell Securities purchased by it to such Initial Purchaser.

         (f) Each Initial Purchaser, severally and not jointly, agrees that:

                           (i) it has not offered or sold and, prior to the date
                  six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                           (ii) it has only communicated or caused to be
                  communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers; and

                           (iii) it has complied and will comply with all
                  applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                           (iv) in relation to each Member State of the European
                  Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

                           (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                           (b) to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E.43,00,000; and (3) an annual net turnover of more than E.50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or

                           (c) in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

                           For the purposes of this clause (f), the expression
                  an "offer of the Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and the Securities to be offered, so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.


                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Weil, Gotshal & Manges LLP, Dallas, Texas or at such other place as shall be agreed upon by the Initial Purchasers and the Issuers, at 9:00 A.M., Dallas time, on October 17, 2005, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Issuers (such date and time of payment and delivery being referred to herein as the "Closing Date").

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Initial Purchaser hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuers. The Issuers, jointly and severally, agree with each Initial Purchaser:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Preliminary Offering Memorandum or the Final Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Final Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested; provided that, in the event of any amendment or supplement to the Final Offering Memorandum, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date;

                  (c) prior to making any amendment or supplement to the Preliminary Offering Memorandum or the Final Offering Memorandum, to furnish a copy thereof to the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuers after a reasonable period of review, which shall not be in any case longer than five business days after receipt of such copy;

                  (d) if, at any time prior to completion of the initial resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission so that the Final Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act;

                  (f) for a period of three years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Issuers with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that any reports or information accepted for filing by the Commission and readily available on the Internet shall be deemed to have been provided to the Initial Purchasers;

                  (g) to use their reasonable best efforts to qualify the Securities for sale under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and to continue such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Issuers and their respective subsidiaries shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not then qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

                  (h) to use their reasonable best efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause their affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates (as such term is defined in Rule 501(B) of Regulation D) not to, and not to authorize or knowingly permit any person acting on their behalf to, (i) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of
         Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Final Offering Memorandum;

                  (k) for a period of 90 days from the date hereof, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement (except as required by the Registration Rights Agreement or the Exchange and Registration Rights Agreement dated March 30, 2005 among the Company, the Company's subsidiaries identified therein and the Initial Purchasers (the "Initial Registration Rights Agreement")) for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Issuers or any of their respective subsidiaries (other than (i) the Securities or the Exchange Securities or (ii) the Securities or the Exchange Securities as defined in the Initial Registration Rights Agreement) without the prior written consent of the Initial Purchasers (which consent may not be unreasonably withheld);

                  (l) until the earlier of (i) the date that all the Notes have either been exchanged or registered under a shelf registration statement in accordance with the terms of the Registration Rights Agreement and (ii) two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act;

                  (m) in connection with the offering of the Securities, until the Initial Purchasers shall have notified the Issuers of the completion of the resale of the Securities, not to, and to cause their affiliated purchasers (as defined in Regulation M under the Exchange
         Act), not to, either alone or with one or more other persons, bid for or purchase, for any account in which they or any of their affiliated purchasers have a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause their affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (n) not to take any action prior to the Closing Date which would require the Final Offering Memorandum to be amended or supplemented pursuant to Section 4(d); and

                  (o) to apply the net proceeds from the sale of the Securities as set forth in the Final Offering Memorandum under the heading "Use of proceeds."

                  5. Conditions to Closing. The obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of the Issuers and their officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may designate; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which is material or omits to state any fact which, in the opinion of counsel to the Initial Purchasers, is material and is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, the Preliminary Offering Memorandum and the Final Offering Memorandum, and all other legal matters relating to the Transaction Documents and the Transactions, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Weil, Gotshal & Manges LLP shall have furnished to the Initial Purchasers their written opinion, as counsel for the Issuers, addressed to the Initial Purchasers and dated the Closing Date, substantially to the effect set forth in Annex B hereto.

                  (e) (i) Morgan, Lewis & Bockius LLP shall have furnished to the Initial Purchasers their written opinion, as Pennsylvania counsel for the Issuers, and (ii) Moore & Van Allen PLLC shall have furnished to the Initial Purchasers their written opinion, as South Carolina counsel for the Issuers, in each case addressed to the Initial Purchasers and dated the Closing Date, substantially to the effect set forth in Annex C hereto.

                  (f) The Initial Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents, certificates and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) With respect to the letters (the "Initial Letters") of Ernst & Young LLP, KPMG LLP (Philadelphia) and KPMG LLP (Montreal) delivered by each of them to the Initial Purchasers concurrently with the execution of this Agreement (which letters shall be in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), the Issuers shall have caused each of Ernst & Young LLP, KPMG LLP (Philadelphia) and KPMG LLP (Montreal) to furnish to the Initial Purchasers letters (the "Bring-Down Letters") addressed to the Initial Purchasers and dated the Closing Date (i) confirming that in the case of Ernst & Young LLP, they are independent public accountants with respect to the Company and its subsidiaries, in the case of KPMG LLP (Philadelphia) they are independent certified public accountants with respect to P-21 and its subsidiaries, and in the case of KPMG LLP (Montreal) they are auditors of Speedware and independent, in the case of each of Ernst & Young LLP and KPMG LLP (Philadelphia) within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, and in the case of KPMG LLP (Montreal) within the meaning of the Code of Ethics of the Ordre des comptables agrees du Quebec,
         (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Offering Memorandum, as of a date not more than two business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by its Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in its Initial Letter.

                  (h) Each of the Issuers shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of a senior executive officer of such Issuer (acting in his or her capacity as an officer of such Issuer and not as an individual) stating that (A) such officer has reviewed the Final Offering Memorandum, (B) in his or her opinion, the Final Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Final Offering Memorandum so that the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) to the best of his or her knowledge, as of the Closing Date, the representations and warranties of such Issuer in this Agreement are true and correct in all material respects, such Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date in all material respects, and since the date hereof or subsequent to the date of the most recent financial statements of the Company contained in the Final Offering Memorandum, there has been no material adverse change in the financial position or results of operations of the Issuers, their respective subsidiaries taken as a whole, or any material change, or any development including a prospective material change in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Issuers, their respective subsidiaries taken as a whole, except as set forth in the Final Offering Memorandum.

                  (i) The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and, as applicable, their good standing in the jurisdictions listed on Schedule III hereto, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

                  (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each Issuer.

                  (k) The Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee and the Guarantees shall have been duly executed and delivered by the Guarantors.

                  (l) The offering of Holdings PIK Notes by Holdings shall have been consummated.

                  (m) If any event shall have occurred that requires the Issuers under Section 4(d) to prepare an amendment or supplement to the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (n) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (o) Other than as contemplated by the Transaction Documents or the Final Offering Memorandum, since the dates (both before and after the Transactions) as of which information is given in the Final Offering Memorandum (exclusive of any amendment or supplement to the Final Offering Memorandum on or after the date of the Final Offering Memorandum), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Issuers and their respective subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance, sale or resale of the Securities.

                  (q) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the ratings accorded the Securities or any of the Issuers' other debt securities or preferred stock by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review or changed its outlook with respect to its rating of the Securities or any of the Issuers' other debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

                  (r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or
         (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any calamity or crisis or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuers prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(m), (n), (o), (p), (q), or (r) shall have occurred and be continuing.

                  7. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers or
(c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers shall, jointly and severally, reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase or resale of the Securities.

                  8. Indemnification.

                  (a) The Issuers shall, jointly and severally, indemnify and hold harmless the Initial Purchasers, their affiliates, their respective officers, directors, employees, representatives, partners and agents, and each person, if any, who controls either of the Initial Purchasers or any affiliate within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as the Initial Purchasers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Initial Purchasers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(d) or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchasers promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, however, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum or the Final Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers to the extent that such sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Initial Purchasers and any such loss, claim, damage, liability or action of or with respect to the Initial Purchasers results from the fact that both (A) a copy of the Final Offering Memorandum or any correcting amendments or supplements thereto, as applicable, but excluding the documents incorporated by reference therein, was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum or the Final Offering Memorandum, was corrected in the Final Offering Memorandum or an amendment or supplement to the Final Offering Memorandum and the Final Offering Memorandum (as amended or supplemented) does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact unless, in either case, such failure to deliver the Final Offering Memorandum (as amended or supplemented) was a result of non-compliance by the Issuers with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Issuers, their affiliates, their respective officers, directors, employees, representatives, partners and agents, and each person, if any, who controls the Issuers or any such affiliate within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each of clause (i) and (ii) of this Section 8(b) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchaser's Information provided by such Initial Purchaser, and shall reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of such claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that the indemnifying party was otherwise unaware of such claim or the commencement of such action and it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Issuers and the Initial Purchasers in this Section 8 and in Section 9 are in addition to any other liability that the Issuers or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  9. Contribution. If the indemnification provided for in
Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this
Section 9 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  10. Defaulting Initial Purchaser.

                  (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchaser may in its discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchaser does not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons reasonable satisfactory to the non-defaulting Initial Purchaser to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Final Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require the non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser for which such arrangements have not been made.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuers, except that the Issuers will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

                  (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers or the non-defaulting Initial Purchaser for damages caused by its default.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, partners, agents and controlling persons of the Issuers and the Initial Purchasers and affiliates of the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuers' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of one counsel for the Initial Purchasers in an amount not to exceed $10,000); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this
Section 12; provided, however, that except as provided in this Section 12 and
Section 7, the Initial Purchasers shall pay their own costs and expenses (including the costs and expenses of their counsel).

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or any certificates delivered pursuant hereto made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to the Initial Purchasers c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
         Attention: Corporate Finance Department; or

                  (b) if to the Issuers, shall be delivered or sent by mail or telecopy transmission to the address of the Issuers at Activant Solutions Inc., 804 Las Cimas Parkway, Austin, Texas 78746, Attention:
         Greg Petersen (telecopier no: (512) 330-9273), with a copy to Hicks, Muse, Tate & Furst Incorporated, 200 Crescent Court, Suite 1600, Dallas, Texas 75201, Attention: Peter Brodsky (telecopier no: (214) 740-7888);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof to the extent the application of the laws of another jurisdiction would be required thereby.

                  17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  19. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                  [Remainder of page intentionally left blank]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuers and the Initial Purchasers in accordance with its terms.


                                         Very truly yours,

                                         ACTIVANT SOLUTIONS INC.


                                         By: /s/ GREG PETERSEN
                                            ------------------------------------
                                            Name:  Greg Petersen
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                         CCI/ARD, INC.


                                         By: /s/ GREG PETERSEN
                                            ------------------------------------
                                            Name:  Greg Petersen
                                            Title: Senior Vice President


                                         CCI/TRIAD GEM, INC.
                                         TRIAD SYSTEMS CORPORATION
                                         TRIAD SYSTEMS FINANCIAL
                                            CORPORATION
                                         TRIAD DATA CORPORATION
                                         SPEEDWARE HOLDINGS, INC.
                                         SPEEDWARE USA INC.
                                         ENTERPRISE COMPUTER SYSTEMS, INC.
                                         PRELUDE SYSTEMS, INC.
                                         PROPHET 21, INC.
                                         PROPHET 21 INVESTMENT CORPORATION
                                         PROPHET 21 CANADA INC.
                                         PROPHET 21 (NEW JERSEY), INC.
                                         DISTRIBUTOR INFORMATION SYSTEMS
                                            CORPORATION
                                         TRADE SERVICE SYSTEMS, INC.
                                         STANPAK SYSTEMS, INC.
                                         SDI MERGER CORPORATION


                                         By: /s/ GREG PETERSEN
                                            ------------------------------------
                                            Name:  Greg Petersen
                                            Title: President

Accepted by:

DEUTSCHE BANK SECURITIES INC.

     for itself and on behalf of the several
     Initial Purchasers listed on Schedule I hereto



By:
    ---------------------------------
    Name:
    Title:






By:
    ---------------------------------
    Name:
    Title:

                                                                      SCHEDULE I

                                            Aggregate Principal Interest
 Initial Purchaser                          of Securities to be Purchased
 -----------------                          -----------------------------
 Deutsche Bank Securities Inc.                        $  72,500,000
 J.P. Morgan Securities Inc.                          $  72,500,000
                                            -----------------------------

 Total                                                $ 145,000,000

                                                                     SCHEDULE II


Guarantors
--------------------------------------------------------------------------------

  CCI/ARD, INC.
  PROPHET 21, INC.
  CCI/TRIAD GEM, INC.
  TRIAD SYSTEMS CORPORATION
  TRIAD SYSTEMS FINANCIAL CORPORATION
  TRIAD DATA CORPORATION
  SPEEDWARE HOLDINGS, INC.
  SPEEDWARE USA INC.
  ENTERPRISE COMPUTER SYSTEMS, INC.
  PRELUDE SYSTEMS, INC.
  PROPHET 21 INVESTMENT CORPORATION
  PROPHET 21 CANADA INC.
  PROPHET 21 (NEW JERSEY), INC.
  DISTRIBUTOR INFORMATION SYSTEMS
      CORPORATION
  TRADE SERVICE SYSTEMS, INC.
  STANPAK SYSTEMS, INC.
  SDI MERGER CORPORATION

                                                                    SCHEDULE III

Applicable Jurisdiction for Good Standing Certificates
--------------------------------------------------------------------------------

Illinois
North Carolina
California
Texas
Florida
New York
Minnesota
Pennsylvania
Ohio
South Carolina

                                                                         ANNEX A


                     [Form of Registration Rights Agreement]

                                 [See attached]

                                                                         ANNEX B


                 [Form of Opinion of Weil, Gotshal & Manges LLP]


                                 [See attached]

                                                                         ANNEX C


                       [Form of Opinion of Local Counsel]

                                  [See attached